UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2016

MARRIOTT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13881	52-2055918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10400 Fernwood Road, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 380-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 23, 2016, Marriott International, Inc., a Delaware corporation (“Marriott”), completed its previously announced acquisition of Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (“Starwood”), pursuant to the Agreement and Plan of Merger, dated as of November 15, 2015, as amended by Amendment Number 1, dated as of March 20, 2016 (as so amended, the “Merger Agreement”), by and among Marriott, Starwood, Solar Merger Sub 1, Inc., a wholly owned direct subsidiary of Starwood (“Holdco”), Solar Merger Sub 2, Inc., a wholly owned direct subsidiary of Holdco (“Starwood Merger Sub”), Mars Merger Sub, Inc., a wholly owned direct subsidiary of Marriott (“Marriott Corporate Merger Sub”), and Mars Merger Sub, LLC, a wholly owned direct subsidiary of Marriott (“Marriott LLC Merger Sub”). Pursuant to the Merger Agreement, the following “combination transactions” took place:

•	Starwood Merger Sub merged with and into Starwood at 11:59 pm on September 22, 2016, with Starwood continuing as the surviving corporation and a wholly owned subsidiary of Holdco;

•	Starwood was converted into a Maryland limited liability company and its name was changed to Starwood Hotels & Resorts Worldwide, LLC at 12:02 am on September 23, 2016;

•	Marriott Corporate Merger Sub merged with and into Holdco at 12:03 am on September 23, 2016, with Holdco continuing as the surviving corporation and a wholly owned subsidiary of Marriott; and

•	Holdco merged with and into Marriott LLC Merger Sub at 12:04 am on September 23, 2016, with Marriott LLC Merger Sub surviving the merger as a wholly owned direct subsidiary of Marriott.

As a result of the combination transactions, Starwood Hotels & Resorts Worldwide, LLC became an indirect, wholly owned subsidiary of Marriott, and each outstanding share of Starwood common stock was converted into the right to receive (i) $21.00 in cash and (ii) 0.800 shares of Marriott common stock, with cash paid in lieu of fractional shares.

Additionally, under the terms and conditions of the Merger Agreement, each Starwood stock option, restricted stock award, restricted stock unit award, deferred stock unit award and performance share award outstanding immediately prior to the combination transactions was automatically converted into a stock option, restricted stock award, restricted stock unit award, or deferred stock unit award, as applicable, for Marriott common stock, the number of which was determined under the adjustment mechanism in the Merger Agreement, on substantially the same terms and conditions applicable to such Starwood equity-based award immediately prior to the combination transactions.

The foregoing description of the Merger Agreement is not complete and is subject and entirely qualified by reference to the full text of (1) the Agreement and Plan of Merger, which was filed as Exhibit 2.1 to Marriott’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on November 16, 2015, and (2) Amendment Number 1, which was filed as Exhibit 2.1 to Marriott’s Current Report on Form 8-K with the SEC on March 21, 2016.

Marriott has incorporated the Merger Agreement by reference as an exhibit to this report to provide investors and security holders with information on its terms. That incorporation by reference is not intended to provide any other financial information about the parties to the Merger Agreement or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and only as of specific dates; were solely for the benefit of the parties; may be subject to limitations agreed upon by those parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description of those provisions as characterizations of the actual state of facts or condition of the parties to the Merger Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may have changed after the date of the Merger Agreement, and that subsequent information may or may not be fully reflected in public disclosures by the parties thereto.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As a result of completing the combination transactions, the portion of the aggregate commitments available to Marriott under the Fourth Amended and Restated Credit Agreement dated as of June 10, 2016 between Marriott, Bank of America, N.A. as administrative agent, and certain banks (the “Credit Agreement”) automatically increased from $2.50 billion to the full $4.00 billion of aggregate commitments under the Credit Agreement.

The foregoing description of the Credit Agreement is entirely qualified by reference to the Credit Agreement, a copy of which Marriott filed as Exhibit 10 to its Current Report on Form 8-K filed with the SEC on June 13, 2016.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors

Effective 12:03 am on September 23, 2016, Marriott expanded the size of its board of directors (the “Board”) from 11 to 14 members and, under the terms of the Merger Agreement, each of the individuals named below (each of whom previously served as a director of Starwood) was appointed to the Board to fill the vacancies created by the expansion for a term expiring at the 2017 Annual Meeting of Shareholders, with each to hold office until his successor is elected and qualified.

Name
Bruce W. Duncan Eric Hippeau Aylwin B. Lewis

In connection with the appointment of Messrs. Duncan, Hippeau and Lewis and effective at the same time, the Board reconstituted the membership of its Audit, Compensation Policy and Finance committees. As reconstituted, the Audit Committee consists of Frederick A. Henderson, Mary K. Bush, Aylwin B. Lewis and George Muñoz, with Mr. Henderson remaining chair of the committee. As reconstituted, the Compensation Policy Committee consists of Steven S Reinemund, Mary K. Bush, Eric Hippeau and Susan C. Schwab, with Mr. Reinemund remaining chair of the committee. As reconstituted, the Finance Committee consists of W. Mitt Romney, Bruce W. Duncan, Lawrence W. Kellner, Deborah M. Harrison and Susan C. Schwab, with Governor Romney remaining chair of the committee.

There is no arrangement or understanding between Messrs. Duncan, Hippeau or Lewis and any other person under which each was selected as a director. From the beginning of Marriott’s last fiscal year through today, there have been no transactions with Marriott, and there are currently no proposed transactions with Marriott in which the amount involved exceeds $120,000 and in which each Messrs. Duncan, Hippeau or Lewis had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

Each of the newly appointed directors will receive compensation as a non-employee director in accordance with Marriott’s director compensation practices described in its 2016 Proxy Statement, filed with the SEC on April 5, 2016.

Item 7.01 Regulation FD Disclosure.

On September 23, 2016, Marriott issued a press release announcing the completion of the combination transactions. Marriott has attached a copy of the press release as Exhibit 99.1 to this report.

On September 23, 2016, Marriott issued a press release announcing that it is offering to repurchase any or all of Starwood’s outstanding 7.150% Senior Notes due 2019 and 3.125% Senior Notes due 2023. Marriott has attached a copy of the press release as Exhibit 99.2 to this report.

Item 9.01 Financial Statements and Exhibits.

a) Financial Statements of Businesses Acquired.

Marriott intends to file the financial statements of Starwood required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the required filing date for this Current Report on Form 8-K.

b) Pro Forma Financial Information.

Marriott intends to file the pro forma financial information required by Item 9.01(b) as an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

d) Exhibits.

Marriott is filing the following exhibits with this report:

2.1	Agreement and Plan of Merger, dated as of November 15, 2015, by and among Marriott International, Inc., Starwood Hotels & Resorts Worldwide, Inc., Solar Merger Sub 1, Inc., Solar Merger Sub 2, Inc., Mars Merger Sub, Inc. and Mars Merger Sub, LLC (incorporated by reference from Exhibit 2.1 to Marriott’s Current Report on Form 8-K filed with the SEC on November 16, 2015).

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated March 20, 2016, by and among Marriott International, Inc., Starwood Hotels & Resorts Worldwide, Inc., Solar Merger Sub 1, Inc., Solar Merger Sub 2, Inc., Mars Merger Sub, Inc. and Mars Merger Sub, LLC (incorporated by reference from Exhibit 2.1 to Marriott’s Current Report on Form 8-K filed with the SEC on March 21, 2016).

Marriott is furnishing the following exhibits with this report:

99.1	Press Release, dated September 23, 2016, relating to the completion of the combination transactions.

99.2	Press Release, dated September 23, 2016, relating to Marriott’s offer to repurchase certain Starwood senior notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT INTERNATIONAL, INC.

Date: September 23, 2016	By:	/s/ Edward A. Ryan
Edward A. Ryan
Executive Vice President and Global General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 15, 2015, by and among Marriott International, Inc., Starwood Hotels & Resorts Worldwide, Inc., Solar Merger Sub 1, Inc., Solar Merger Sub 2, Inc., Mars Merger Sub, Inc. and Mars Merger Sub, LLC (incorporated by reference from Exhibit 2.1 to Marriott’s Current Report on Form 8-K filed with the SEC on November 16, 2015).

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated March 20, 2016, by and among Marriott International, Inc., Starwood Hotels & Resorts Worldwide, Inc., Solar Merger Sub 1, Inc., Solar Merger Sub 2, Inc., Mars Merger Sub, Inc. and Mars Merger Sub, LLC (incorporated by reference from Exhibit 2.1 to Marriott’s Current Report on Form 8-K filed with the SEC on March 21, 2016).

99.1	Press Release, dated September 23, 2016, relating to the completion of the combination transactions.

99.2	Press Release, dated September 23, 2016, relating to Marriott’s offer to repurchase certain Starwood senior notes.